Exhibit 23.2

March 31, 2008

Board of Directors
Cinemark, Inc.
3900 Dallas Parkway, Suite 500
Plano, Texas 75093

Members of the Board:

We hereby consent to the citation by Cinemark, Inc. (the “Company”) of data reported by our source “BIAfn, Media Access Pro for Television 2007”, and to the use of our name in connection with the use of such data in the Form 10-K filed by the Company with the Securities and Exchange Commission.

/s/  Mark R. Fratrik
Mark R. Fratrik, Ph.D
Vice President
BIA Financial Network, Inc. (BIAfn)
March 31, 2008